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CHS Reports Strong Fiscal Year 2023 Earnings

Net Income of $1.9 Billion Exceeds Previous High
Strong Operational Performance, Favorable Market Conditions Deliver Increased Earnings
Company Intends to Return $730 Million Cash to Owners in Fiscal Year 2024

ST. PAUL, MINN. (Nov. 8, 2023) - CHS Inc., the nation's leading agribusiness cooperative, today reported net income of $1.9 billion for the fiscal year ended Aug. 31, 2023, compared to $1.7 billion for fiscal year 2022.

Key drivers for fiscal year 2023 financial results include:
•Consolidated revenues of $45.6 billion for fiscal year 2023 compared to $47.8 billion for fiscal year 2022.
•Our Energy segment delivered strong earnings, reflecting continued favorable market conditions in our refined fuels business.
•In our Ag segment, robust meal and oil demand contributed to higher earnings in our soybean and canola processing business.
•Our equity method investments performed well, particularly CF Nitrogen and Ventura Foods.

“The support of our member cooperatives and farmer-owners, dedication of our employees, exceptional operational performance and favorable market conditions enabled us to achieve the strongest earnings in our history during fiscal year 2023,” said Jay Debertin, president and CEO of CHS Inc. “As a result, CHS intends to return $730 million in cash patronage and equity redemptions to our member cooperatives and farmer-owners in fiscal year 2024, demonstrating our commitment to sharing profits with the producers, local cooperatives and rural businesses that work with us to help feed people around the world.

“Our shared success showcases the unique power of the cooperative system to keep adapting and advancing through the uncertainties that can come with agriculture. We will continue to collaborate, innovate and invest to meet the growing global demand for agricultural products,” Debertin added. “A diversified portfolio, coupled with strategic investments in supply chain capabilities and emerging market opportunities, positions CHS to create a better company for the future and to maximize value for our owners and customers."

Fiscal Year 2023 Business Segment Results
Fiscal year 2023 segment results are:

Energy
Pretax earnings of $1.1 billion represent a $458.9 million increase versus the prior year and reflect:
•A significant increase in our refined fuels income due to higher refining margins and favorable pricing of heavy Canadian crude oil — partially offset by the impact of decreased production volumes at our Montana refinery due to major planned maintenance
•Higher margins in our propane business attributed to favorable market conditions

Ag
Pretax earnings of $411.8 million represent a $245.8 million decrease versus the prior year and reflect:
•Decreased margins for wholesale and retail agronomy products, which experienced market-driven price declines compared to historically high prices in the previous year
•Lower margins for ethanol as market prices declined
•Negative impact of mark-to-market adjustments on grain and oilseeds
•Margin increases in our oilseed processing business, bolstered by strong meal and oil demand

Nitrogen Production
Pretax earnings of $260.8 million represent a $217.2 million decrease versus the prior year due to lower equity income from our CF Nitrogen investment attributed to decreased market prices of urea and UAN.

Corporate and Other
Pretax earnings of $259.8 million represent a $201.9 million increase versus the prior year and reflect, among other factors, increased equity income from our Ventura Foods joint venture, which experienced more favorable market conditions for edible oils, and increased interest income.

CHS Inc. Earnings*
by Segment
(in thousands $)

	Years Ended August 31,
	2023	2022
Energy	$1,075,443	$616,551
Ag	411,808	657,586
Nitrogen Production	260,760	477,985
Corporate and Other	259,768	57,895
Income before income taxes	2,007,779	1,810,017
Income tax expense	107,655	132,116
Net income	1,900,124	1,677,901
Net loss attributable to noncontrolling interests	(314)	(861)
Net income attributable to CHS Inc.	$1,900,438	$1,678,762

*Earnings is defined as income (loss) before income taxes.

CHS Inc. (www.chsinc.com) creates connections to empower agriculture. As a leading global agribusiness and the largest farmer-owned cooperative in the United States, CHS serves customers in 65 countries and employs nearly 10,000 people worldwide. We provide critical crop inputs, market access and risk management services that help farmers feed the world. Our diversified agronomy, grains, foods and energy businesses recorded revenues of $45.6 billion in fiscal year 2023. We advance sustainability through our commitment to being stewards of the environment, building economic viability and strengthening community and employee well-being.

This document and other CHS Inc. publicly available documents contain, and CHS officers and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on CHS current beliefs, expectations and assumptions regarding the future of its businesses, financial condition and results of operations, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of CHS control. CHS actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause CHS actual results and financial condition to differ materially from those indicated in the forward-looking statements are discussed or identified in CHS filings made with the U.S. Securities and Exchange Commission, including in the "Risk Factors" discussion in Item 1A of CHS Annual Report on Form 10-K for the fiscal year ended August 31, 2023. These factors may include: changes in commodity prices; the impact of government policies, mandates, regulations and trade agreements; global and regional political, economic, legal and other risks of doing business globally; the ongoing war between Russia and Ukraine; the escalation of conflict in the Middle East; the impact of inflation; the impact of epidemics, pandemics, outbreaks of disease and other adverse public health developments, including COVID-19; the impact of market acceptance of alternatives to refined petroleum products; consolidation among our suppliers and customers; nonperformance by contractual counterparties; changes in federal income tax laws or our tax status; the impact of compliance or noncompliance with applicable laws and regulations; the impact of any governmental investigations; the impact of environmental liabilities and litigation; actual or perceived quality, safety or health risks associated with our products; the impact of seasonality; the effectiveness of our risk management strategies; business interruptions, casualty losses and supply chain issues; the impact of workforce factors; our funding needs and financing sources; financial institutions’ and other capital sources’ policies concerning energy-related businesses; technological improvements that decrease the demand for our agronomy and energy products; our ability to complete, integrate and benefit from acquisitions, strategic alliances, joint ventures, divestitures and other nonordinary course-of-business events; security breaches or other disruptions to our information technology systems or assets; the impact of our environmental, social and governance practices, including failures or delays in achieving our strategies or expectations related to climate change or other environmental matters; the impairment of long-lived assets; the impact of bank failures; and other factors affecting our businesses generally. Any forward-looking statements made by CHS in this document are based only on information currently available to CHS and speak only as of the date on which the statement is made. CHS undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise except as required by applicable law.